Consent of Independent Accounts

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59356) of Viacom Inc. and Viacom
International Inc. and Form S-8 (No. 33-41934 and No.
33-56088) of Viacom Inc., of our reports dated February 4, 1994, except as to Note 2, which is as of March 11, 1994, which appear on pages II-32 and F-2 of this Form 10-K.





PRICE WATERHOUSE

New York, New York
March 31, 1994